EXHIBIT 107

CALCULATION OF REGISTRATION FEE

Form S-1

(Form Type)

ShiftPixy, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered(1)(2)	Proposed Maximum Offering Price	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457	(o)			$11,500,000	$0.0001102	$1,267.30
Fees Previously Paid	-	-	-		-	-	-	-	-
Total Offering Amounts							$11,500,000		$1,267.30
Total Fees Previously Paid									-
Total Fee Offsets									-
Net Fees Due									$1,267.30

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock, par value $0.0001 per share of the registrant (“Common Stock”), registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Includes additional shares of Common Stock that may be purchased by the underwriters to cover over-allotments, if any.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).